Exhibit 99.1

W. P. Carey Announces Fourth Quarter and Full Year 2024 Financial Results

New York, NY – February 11, 2025 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2024.

Financial Highlights

	2024
	Fourth Quarter	Full Year
Net income attributable to W. P. Carey (millions)	$47.0	$460.8
Diluted earnings per share	$0.21	$2.09

AFFO (millions)	$267.6	$1,035.9
AFFO per diluted share	$1.21	$4.70

•2025 AFFO guidance range of between $4.82 and $4.92 per diluted share announced, based on anticipated full year investment volume of between $1.0 billion and $1.5 billion
•Fourth quarter cash dividend of $0.880 per share, equivalent to an annualized dividend rate of $3.52 per share

Real Estate Portfolio
•Record investment volume for a quarter of $841.3 million completed during the fourth quarter, bringing total investment volume for 2024 to $1.6 billion
•Gross disposition proceeds of $118.8 million during the fourth quarter, bringing total dispositions for 2024 to $1.2 billion
•Contractual same-store rent growth of 2.6%

Balance Sheet and Capitalization
•Issued €600.0 million of 3.700% Senior Unsecured Notes due 2034
•Subsequent to quarter end, repaid $450 million of 4.0% Senior Unsecured Notes due February 2025

MANAGEMENT COMMENTARY

“The fourth quarter concluded a pivotal year for W. P. Carey during which we successfully exited the office sector, setting the foundation for future growth,” said Jason Fox, Chief Executive Officer. “We finished strongly with record investment volume for the quarter, and we’re well-positioned to capitalize on opportunities in 2025. We can fund our investments this year without needing to access the equity market, achieved through accretive sales of non-core assets — including self-storage operating properties — which should generate a meaningful spread to our net lease investments.

“Given the uncertainty in the broader market, however, particularly over the direction of interest rates and other macroeconomic factors, our guidance reflects a measured approach, which we hope proves conservative as the year progresses.”

W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 1

QUARTERLY FINANCIAL RESULTS

Note: Beginning January 1, 2024, the Company no longer separately analyzes its business between real estate operations and investment management operations, and instead views the business as one reportable segment. As a result of this change, the Company has conformed prior period segment information to reflect how it currently views its business.

Revenues

•Revenues, including reimbursable costs, for the 2024 fourth quarter totaled $406.2 million, down 1.5% from $412.4 million for the 2023 fourth quarter.

◦Lease revenues increased primarily due to net investment activity and rent escalations, as well as outstanding rents collected in connection with a disposition during the current-year period, partly offset by the Net Lease Office Properties (NLOP) Spin-Off in November 2023 and dispositions under the Office Sale Program during 2023 and 2024, the majority of which occurred during the first quarter of 2024.

◦Income from finance leases and loans receivable decreased primarily as a result of the disposition of the U-Haul portfolio during the 2024 first quarter.

◦Operating property revenues decreased primarily as a result of the sale of five hotel operating properties during the 2023 fourth quarter and one during the 2024 second quarter (out of 12 hotel properties that converted from net lease to operating upon lease expiration during the 2023 first quarter).

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2024 fourth quarter was $47.0 million, down 67.4% from $144.3 million for the 2023 fourth quarter, due primarily to lower gain on sale of real estate and a mark-to-market loss recognized on the Company’s shares of Lineage of $90.4 million during the current-year period, partly offset by lower impairment charges.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2024 fourth quarter was $1.21 per diluted share, up 1.7% from $1.19 per diluted share for the 2023 fourth quarter, primarily reflecting outstanding rents collected in connection with a disposition during the current-year period, along with the impact of net investment activity and rent escalations, which were partly offset by the impact of the NLOP Spin-Off and dispositions under the Office Sale Program.

Note: Further information concerning AFFO, which is a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•On December 12, 2024, the Company reported that its Board of Directors increased its quarterly cash dividend to $0.880 per share, equivalent to an annualized dividend rate of $3.52 per share. The dividend was paid on January 15, 2025 to shareholders of record as of December 31, 2024.

FULL YEAR FINANCIAL RESULTS

Revenues

•Revenues, including reimbursable costs, for the 2024 full year totaled $1.58 billion, down 9.2% from $1.74 billion for the 2023 full year.

◦Lease revenues decreased primarily as a result of the NLOP Spin-Off in November 2023 and dispositions under the Office Sale Program during 2023 and 2024, partly offset by net investment activity and rent escalations.

W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 2

◦Income from finance leases and loans receivable decreased primarily as a result of the disposition of the U-Haul portfolio during the 2024 first quarter.

◦Operating property revenues decreased primarily as a result of the sale of eight hotel operating properties during 2023 and one during 2024 (out of 12 hotel properties that converted from net lease to operating upon lease expiration during the 2023 first quarter).

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2024 full year totaled $460.8 million, down 34.9% from $708.3 million for the 2023 full year, due primarily to lower gain on sale of real estate, the mark-to-market loss recognized on the Company’s shares of Lineage of $134.0 million during the current year and the impact of the NLOP Spin-Off and dispositions under the Office Sale Program. These declines were partly offset by lower impairment charges and a $31.8 million gain on change in control of interests recognized in connection with our acquisition of a third party joint venture partner’s interest in nine self-storage operating properties during the 2024 third quarter.

AFFO

•AFFO for the 2024 full year was $4.70 per diluted share, down 9.3% from $5.18 per diluted share for the 2023 full year, primarily reflecting the impact of the NLOP Spin-Off and dispositions under the Office Sale Program.

Note: Further information concerning AFFO, which is a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•Dividends declared during 2024 totaled $3.490 per share, a decrease of 14.2% compared to total dividends declared during 2023 of $4.067 per share, reflecting the impact on dividends declared since the 2023 fourth quarter of both the Company's strategic exit from the office assets within its portfolio and a lower payout ratio.

AFFO GUIDANCE

2025 AFFO Guidance

•For the 2025 full year, the Company expects to report AFFO of between $4.82 and $4.92 per diluted share, based on the following key assumptions:

(i)    investment volume of between $1.0 billion and $1.5 billion;

(ii)    disposition volume of between $500 million and $1.0 billion;

(iii) total general and administrative expenses of between $100 million and $103 million;

(iv) property expenses, excluding reimbursable tenant costs of between $49 million and $53 million; and

(v) tax expense (on an AFFO basis) of between $39 million and $43 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 3

REAL ESTATE

Investments

•During the 2024 fourth quarter, the Company completed investments totaling $841.3 million, bringing total investment volume for the year ended December 31, 2024 to $1.6 billion.

•The Company currently has six capital investments and commitments totaling $98.6 million scheduled to be completed during 2025.

Dispositions

•During the 2024 fourth quarter, the Company disposed of five properties for gross proceeds totaling $118.8 million (including the sale of the final property under the Office Sale Program for gross proceeds of $26.8 million, thereby concluding the program), bringing total disposition proceeds for the year ended December 31, 2024 to $1.2 billion.

Contractual Same-Store Rent Growth

•As of December 31, 2024, contractual same store rent growth was 2.6% year over year, on a constant currency basis.

Composition

•As of December 31, 2024, the Company’s net lease portfolio consisted of 1,555 properties, comprising 176 million square feet leased to 355 tenants, with a weighted-average lease term of 12.3 years and an occupancy rate of 98.6%. In addition, the Company owned 78 self-storage operating properties, four hotel operating properties and two student housing operating properties, totaling approximately 6.4 million square feet.

BALANCE SHEET AND CAPITALIZATION

Liquidity

•As of December 31, 2024, the Company had total liquidity of $2.6 billion, including approximately $1.9 billion of available capacity under its Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit) and $640.4 million of cash and cash equivalents.

Senior Unsecured Notes

•As previously announced, on November 19, 2024, the Company completed an underwritten public offering of €600 million aggregate principal amount of 3.700% Senior Notes due November 2034.

•Subsequent to quarter end, the Company repaid $450 million of 4.0% Senior Unsecured Notes due February 2025.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2024 fourth quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 11, 2025, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

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W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 4

Live Conference Call and Audio Webcast Scheduled for Wednesday, February 12, 2025 at 11:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Wednesday, February 12, 2025 at 11:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,555 net lease properties covering approximately 176 million square feet and a portfolio of 78 self-storage operating properties as of December 31, 2024. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding acquisitions, dispositions, sources of capital, and expectations for future growth. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 5

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

* * * * *
W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2024	2023
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,842,869	$12,095,458
Land, buildings and improvements — operating properties	1,198,676	1,256,249
Net investments in finance leases and loans receivable	798,259	1,514,923
In-place lease intangible assets and other	2,297,572	2,308,853
Above-market rent intangible assets	665,495	706,773
Investments in real estate	17,802,871	17,882,256
Accumulated depreciation and amortization (a)	(3,222,396)	(3,005,479)
Assets held for sale, net	—	37,122
Net investments in real estate	14,580,475	14,913,899
Equity method investments	301,115	354,261
Cash and cash equivalents	640,373	633,860
Other assets, net	1,045,218	1,096,474
Goodwill	967,843	978,289
Total assets	$17,535,024	$17,976,783

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,505,907	$6,035,686
Unsecured term loans, net	1,075,826	1,125,564
Unsecured revolving credit facility	55,448	403,785
Non-recourse mortgages, net	401,821	579,147
Debt, net	8,039,002	8,144,182
Accounts payable, accrued expenses and other liabilities	596,994	615,750
Below-market rent and other intangible liabilities, net	119,831	136,872
Deferred income taxes	147,461	180,650
Dividends payable	197,612	192,332
Total liabilities	9,100,900	9,269,786

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,848,844 and 218,671,874 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,805,179	11,784,461
Distributions in excess of accumulated earnings	(3,203,974)	(2,891,424)
Deferred compensation obligation	78,503	62,046
Accumulated other comprehensive loss	(250,232)	(254,867)
Total stockholders’ equity	8,429,695	8,700,435
Noncontrolling interests	4,429	6,562
Total equity	8,434,124	8,706,997
Total liabilities and equity	$17,535,024	$17,976,783
________
(a)Includes $1.8 billion and $1.6 billion of accumulated depreciation on buildings and improvements as of December 31, 2024 and 2023, respectively, and $1.4 billion of accumulated amortization on lease intangibles as of both December 31, 2024 and 2023.

W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Revenues
Real Estate:
Lease revenues	$351,394	$334,039	$336,757
Income from finance leases and loans receivable	16,796	15,712	31,532
Operating property revenues	34,132	37,323	39,477
Other lease-related income	1,329	7,701	2,610
	403,651	394,775	410,376
Investment Management:
Asset management revenue (a)	1,461	1,557	1,348
Other advisory income and reimbursements (b)	1,053	1,051	713
	2,514	2,608	2,061
	406,165	397,383	412,437
Operating Expenses
Depreciation and amortization	115,770	115,705	129,484
Impairment charges — real estate	27,843	—	71,238
General and administrative	24,254	22,679	21,579
Operating property expenses	16,586	17,765	20,403
Reimbursable tenant costs	15,661	13,337	18,942
Property expenses, excluding reimbursable tenant costs	12,580	10,993	13,287
Stock-based compensation expense	9,667	13,468	8,693
Merger and other expenses	(484)	283	(641)
	221,877	194,230	282,985
Other Income and Expenses
Other gains and (losses) (c)	(77,224)	(77,107)	(45,777)
Interest expense	(70,883)	(72,526)	(72,194)
Non-operating income (d)	13,847	13,669	7,445
Gain on sale of real estate, net	4,480	15,534	134,026
Earnings from equity method investments	302	6,124	5,006
Gain on change in control of interests	—	31,849	—
	(129,478)	(82,457)	28,506
Income before income taxes	54,810	120,696	157,958
Provision for income taxes	(7,772)	(9,044)	(13,714)
Net Income	47,038	111,652	144,244
Net (income) loss attributable to noncontrolling interests	(15)	46	50
Net Income Attributable to W. P. Carey	$47,023	$111,698	$144,294

Basic Earnings Per Share	$0.21	$0.51	$0.66
Diluted Earnings Per Share	$0.21	$0.51	$0.66
Weighted-Average Shares Outstanding
Basic	220,223,239	220,221,366	219,277,446
Diluted	220,577,900	220,404,149	219,469,641

Dividends Declared Per Share	$0.880	$0.875	$0.860
__________
(a)Amount for the three months ended December 31, 2024 is comprised of $1.4 million from NLOP and less than $0.1 million from CESH.
(b)Amount for the three months ended December 31, 2024 is comprised of (i) $1.0 million of administrative reimbursement for our management of NLOP and (ii) less than $0.1 million of reimbursable costs from CESH.
(c)Amount for the three months ended December 31, 2024 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $90.4 million, net gains on foreign currency exchange rate movements of $28.5 million and a non-cash allowance for credit losses of $16.8 million.
(d)Amount for the three months ended December 31, 2024 is comprised of interest income on deposits of $6.6 million, realized gains on foreign currency exchange derivatives of $4.5 million and a dividend of $2.8 million from our investment in shares of Lineage.
W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 8

W. P. CAREY INC.
Full Year Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2024	2023
Revenues
Real Estate:
Lease revenues	$1,331,788	$1,427,376
Income from finance leases and loans receivable	73,262	107,173
Operating property revenues	146,813	180,257
Other lease-related income	20,334	23,333
	1,572,197	1,738,139
Investment Management:
Asset management and other revenue	6,597	2,184
Other advisory income and reimbursements	4,224	1,035
	10,821	3,219
	1,583,018	1,741,358
Operating Expenses
Depreciation and amortization	487,724	574,212
General and administrative	98,969	96,395
Operating property expenses	70,866	95,141
Reimbursable tenant costs	55,975	81,939
Property expenses, excluding reimbursable tenant costs	49,677	44,451
Impairment charges — real estate	43,595	86,411
Stock-based compensation expense	40,894	34,504
Merger and other expenses	4,457	4,954
	852,157	1,018,007
Other Income and Expenses
Interest expense	(277,367)	(291,852)
Other gains and (losses)	(137,988)	(36,184)
Gain on sale of real estate, net	74,822	315,984
Non-operating income	52,236	21,442
Gain on change in control of interests	31,849	—
Earnings from equity method investments	17,926	19,575
	(238,522)	28,965
Income before income taxes	492,339	752,316
Provision for income taxes	(31,709)	(44,052)
Net Income	460,630	708,264
Net loss attributable to noncontrolling interests	209	70
Net Income Attributable to W. P. Carey	$460,839	$708,334

Basic Earnings Per Share	$2.09	$3.29
Diluted Earnings Per Share	$2.09	$3.28
Weighted-Average Shares Outstanding
Basic	220,168,325	215,369,777
Diluted	220,520,457	215,760,496

Dividends Declared Per Share	$3.490	$4.067

W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Net income attributable to W. P. Carey	$47,023	$111,698	$144,294
Adjustments:
Depreciation and amortization of real property	115,107	115,028	128,839
Impairment charges — real estate	27,843	—	71,238
Gain on sale of real estate, net	(4,480)	(15,534)	(134,026)
Gain on change in control of interests	—	(31,849)	—
Proportionate share of adjustments to earnings from equity method investments (a)	2,879	3,028	2,942
Proportionate share of adjustments for noncontrolling interests (b)	(79)	(96)	(133)
Total adjustments	141,270	70,577	68,860
FFO (as defined by NAREIT) Attributable to W. P. Carey (c)	188,293	182,275	213,154
Adjustments:
Other (gains) and losses (d)	77,224	77,107	45,777
Straight-line and other leasing and financing adjustments	(24,849)	(21,187)	(19,071)
Above- and below-market rent intangible lease amortization, net	10,047	6,263	6,644
Stock-based compensation	9,667	13,468	8,693
Amortization of deferred financing costs	4,851	4,851	4,895
Other amortization and non-cash items	557	587	152
Merger and other expenses	(484)	283	(641)
Tax expense (benefit) – deferred and other	96	(1,576)	2,507
Proportionate share of adjustments to earnings from equity method investments (a)	2,266	(2,632)	(663)
Proportionate share of adjustments for noncontrolling interests (b)	(62)	(91)	(97)
Total adjustments	79,313	77,073	48,196
AFFO Attributable to W. P. Carey (c)	$267,606	$259,348	$261,350

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (c)	$188,293	$182,275	$213,154
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (c)	$0.85	$0.83	$0.97
AFFO attributable to W. P. Carey (c)	$267,606	$259,348	$261,350
AFFO attributable to W. P. Carey per diluted share (c)	$1.21	$1.18	$1.19
Diluted weighted-average shares outstanding	220,577,900	220,404,149	219,469,641

W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 10

W. P. CAREY INC.
Full-Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2024	2023
Net income attributable to W. P. Carey	$460,839	$708,334
Adjustments:
Depreciation and amortization of real property	485,088	571,750
Gain on sale of real estate, net	(74,822)	(315,984)
Impairment charges — real estate	43,595	86,411
Gain on change in control of interests	(31,849)	—
Proportionate share of adjustments to earnings from equity method investments (a)	11,871	11,381
Proportionate share of adjustments for noncontrolling interests (b)	(379)	(666)
Total adjustments	433,504	352,892
FFO (as defined by NAREIT) Attributable to W. P. Carey (c)	894,343	1,061,226
Adjustments:
Other (gains) and losses	137,988	36,184
Straight-line and other leasing and financing adjustments	(80,899)	(71,869)
Stock-based compensation	40,894	34,504
Above- and below-market rent intangible lease amortization, net	26,144	34,164
Amortization of deferred financing costs	18,845	20,544
Merger and other expenses	4,457	4,954
Tax benefit – deferred and other	(4,245)	(199)
Other amortization and non-cash items	2,303	1,735
Proportionate share of adjustments to earnings from equity method investments (a)	(3,531)	(2,535)
Proportionate share of adjustments for noncontrolling interests (b)	(354)	(441)
Total adjustments	141,602	57,041
AFFO Attributable to W. P. Carey (c)	$1,035,945	$1,118,267

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (c)	$894,343	$1,061,226
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (c)	$4.06	$4.92
AFFO attributable to W. P. Carey (c)	$1,035,945	$1,118,267
AFFO attributable to W. P. Carey per diluted share (c)	$4.70	$5.18
Diluted weighted-average shares outstanding	220,520,457	215,760,496
__________
(a)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(b)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(c)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(d)Amount for the three months ended December 31, 2024 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $90.4 million, net gains on foreign currency exchange rate movements of $28.5 million and a non-cash allowance for credit losses of $16.8 million.

W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 11

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses, and spin-off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2024 Earnings Release 8-K – 12